Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of April 8, 2020 (the “Agreement”) by and among Intelligent Living Application Group Inc., an exempted company incorporated under the laws of the Cayman Islands (“ILA Cayman” or the “Company”), Intelligent Living Application Group Limited, a business company incorporated under the laws of British Virgin Island (“ILA BVI”), and the holders of ordinary shares of ILA BVI, identified on Exhibit A hereto (each an “BVI Shareholder” and collectively the “BVI Shareholders”).

WHEREAS, the BVI Shareholders own 2,550,000 ordinary shares of ILA BVI, constituting 100% of the issued and outstanding ordinary shares, par value $1.00 per share, of ILA BVI (the "BVI Shares"); and

WHEREAS, subject to the terms and conditions of this Agreement, the BVI Shareholders believe it is in their best interests to exchange all of the BVI Shares for an aggregate of 12,990,000 ordinary shares of the Company, par value $0.0001 per share of ILA Cayman (the “Cayman Shares”) delivered on the Closing Date .

WHEREAS, the Company believes it is in its best interests to acquire the BVI Shares in exchange for Cayman Shares;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

Section 1.1 Agreement to Exchange Cayman Shares for BVI Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the BVI Shareholders shall sell, assign, transfer, convey and deliver to the Company the BVI Shares set forth opposite their name on Exhibit A hereto (representing 100% of the issued and outstanding ordinary shares of ILA BVI), and the Company shall accept such BVI Shares from the BVI Shareholders in exchange for the issuance to the designees of BVI Shareholders, set forth opposite their name on Exhibit B hereto, of the Cayman Shares (such transaction, the “Share Exchange Transaction”).

Section 1.2 Capitalization. On the Closing Date, immediately before the Share Exchange Transaction, ILA Cayman shall have an authorized share capital of US$50,000 divided into 500,000,000 Cayman Shares, of which 10,000 Cayman Shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid.

Section 1.3 Closing. The closing of the Share Exchange Transaction (the "Closing") shall take place at 10:00 a.m. E.S.T. on the business day after which each of the parties hereto has executed this Agreement, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"). The BVI Shareholders shall deliver to ILA Cayman the following items: (a), within five (5) business days after the Closing, the original share certificates representing the BVI Shares, accompanied by instruments of transfer duly executed in blank, and (b) within ten (10) business days after the Closing, a copy of the register of members, certified by the registered agent of the Company and a certificate of incumbency duly recording the registered members of ILA BVI to reflect the ownership of ILA Cayman as a result of the Share Exchange Transaction. In full consideration for the BVI Shares, ILA Cayman (i) shall issue the Cayman Shares to the designees of BVI Shareholders as listed on the Exhibit B hereto within ten (10) business days of the Closing Date, (ii) write up the register of members of the Company to reflect such allotment and issue and (if so requested) issue certificates in respect of such Cayman Shares to the BVI Shareholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ILA CAYMAN

ILA Cayman hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a.     ILA Cayman is a corporation duly incorporated, validly existing and in good standing under the laws of Cayman, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by ILA Cayman or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ILA Cayman (a "ILA Cayman Material Adverse Effect");

b.    Copies of the Memorandum and Articles of Association of ILA Cayman, with all amendments thereto to the date hereof, have been furnished to ILA BVI and the BVI Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of ILA Cayman are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of ILA Cayman from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of ILA Cayman.

Section 2.2 Capitalization of ILA Cayman.

a.     The authorized share capital of ILA Cayman immediate prior to the Closing Date is US$50,000 divided into 500,000,000 ordinary shares of par value $.0001 per share, of which 10,000 Cayman Shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid. All of the Cayman Shares to be issued on the Closing Date pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. As of the Closing Date, there are, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares or any un-issued or treasury shares of ILA Cayman.

Section 2.3 Authorization and Validity of Agreements. ILA Cayman has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ILA Cayman and the consummation by ILA Cayman of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ILA Cayman, and no other corporate proceedings on the part of ILA Cayman are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.4 No Conflict or Violation. The execution, delivery and performance of this Agreement by ILA Cayman does not and will not violate or conflict with any provision of its Articles and Memorandum of Association, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which ILA Cayman is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of ILA Cayman, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which ILA Cayman is bound.

Section 2.5 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by ILA Cayman or the performance by ILA Cayman of its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BVI AND THE BVI STOCKHOLDERS

ILA BVI and each BVI Shareholder, jointly and severally, represent, warrant and agree as follows:

Section 3.1 Corporate Organization.

a.     ILA BVI is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by ILA BVI or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ILA BVI (a "BVI Material Adverse Effect").

b.     Copies of the Certificate of Incorporation and Memorandum and Articles of Association of ILA BVI, with all amendments thereto to the date hereof, have been furnished to ILA Cayman, and such copies are accurate and complete as of the date hereof. The minute books of ILA BVI are current as required by law, contain the minutes of all meetings of the Board of Directors and Shareholder of ILA BVI, and committees of the Board of Directors of ILA BVI from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of ILA BVI.

Section 3.2 Capitalization of ILA BVI; Title to the BVI Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, ILA BVI shall be authorized to issue a maximum of 2,550,000 ordinary shares, par value $1.00 per share, all of which are issued and outstanding. Except as set forth on Schedule 3.2 attached hereto, there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares or any unissued or treasury shares of ILA BVI. As of the date of this Agreement, the BVI Shareholders hold the BVI Shares as set forth on Exhibit A, free of any lien or encumbrance.

Section 3.3 [Reserved].

Section 3.4 Authorization and Validity of Agreements. ILA BVI has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ILA BVI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of ILA BVI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each BVI Shareholder which is not a natural person (“Entity Shareholder”) and the consummation of the transactions contemplated hereby by each Entity Shareholder have been duly authorized by all necessary action by the Entity Shareholder and no other proceedings on the part of ILA BVI or any BVI Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by ILA BVI or any BVI Shareholder does not and will not violate or conflict with any provision of the constituent documents of ILA BVI, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which ILA BVI or any BVI Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of ILA BVI or any BVI Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which ILA BVI or any BVI Shareholder is bound.

Section 3.6 Investment Representations.

a.     The Cayman Shares will be acquired hereunder by each BVI Shareholder solely for the account of such BVI Shareholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, however, to each BVI Shareholder’ right at all times to sell or otherwise dispose of all or any part of such shares in compliance with Regulation S promulgated under the Securities Act of 1933, as amended and other applicable federal and state securities laws. Each BVI Shareholder understands and is able to bear any economic risks associated with such BVI Shareholder’s investment in the Cayman Shares. Each BVI Shareholder has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Cayman Shares to be acquired under this Agreement. Each BVI Shareholder further has had an opportunity to ask questions and receive answers from ILA Cayman’s management regarding ILA Cayman and to obtain additional information (to the extent ILA Cayman’s management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such BVI Shareholder or to which the BVI Shareholder had access.

b.     BVI Shareholder Status

(i)       Each BVI Shareholder hereby agrees and acknowledges that it was not, a “U.S. Person” (as defined below) at the time the BVI Shareholder was offered the Cayman Shares and as of the date hereof. For the purpose of this Agreement, a “U.S. Person” means:

(A)  Any natural person resident in the United States;

(B)  Any partnership or corporation organized or incorporated under the laws of the United States;

(C)  Any estate of which any executor or administrator is a U.S. person;

(D)  Any trust of which any trustee is a U.S. person;

(E)  Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii)       Each BVI Shareholder understands that no action has been or will be taken in any jurisdiction by ILA Cayman to register the Cayman Shares in any country or jurisdiction where action for that purpose is required.

(iii)       Each BVI Shareholder (i) as of the date of this Agreement is not located within the United States, and (ii) is not purchasing the Cayman Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(iv)       Each BVI Shareholder agrees not resell the Cayman Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(v)       Each BVI Shareholder agrees: (i) to not engage in hedging transactions with regard to shares of ILA Cayman prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and (ii) as applicable, to include statements in any documentation with regard to Cayman Shares to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vi)       No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by any BVI Shareholder or any of their representatives in connection with the offer and sale of the Cayman Shares.

c.    To the best knowledge of each BVI Shareholder, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Cayman Shares are being acquired by each BVI Shareholder for investment purposes.

d.    The BVI Shareholder hereby agrees that the Cayman Shares, upon issuance, shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Section 3.7 Brokers’ Fees. No BVI Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Consents and Approvals. Without limitation of the foregoing, the parties shall:

a.    use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

b.    diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.2 Share Issuance. From and after the date of this Agreement until the Closing Date, neither ILA Cayman nor ILA BVI shall issue any additional shares.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF ILA BVI AND THE BVI STOCKHOLDERS

The obligations of BVI and each BVI Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both ILA BVI and each BVI Shareholder in their sole discretion:

Section 5.1 Representations and Warranties of ILA Cayman. All representations and warranties made by ILA Cayman in this Agreement shall be true and correct on and as of the Closing Date as if again made by ILA Cayman as of such date.

Section 5.2 Agreements and Covenants. ILA Cayman shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ILA Cayman shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. ILA BVI shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of ILA Cayman or in furtherance of the transactions contemplated by this Agreement as ILA BVI or its counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ILA CAYMAN

The obligations of ILA Cayman to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by ILA Cayman in its sole discretion:

Section 6.1 Representations and Warranties of ILA BVI. All representations and warranties made by ILA BVI in this Agreement shall be true and correct on and as of the Closing Date as if again made by ILA BVI on and as of such date.

Section 6.2 Agreements and Covenants. ILA BVI shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ILA BVI, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5. Other Closing Documents. ILA Cayman shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of ILA BVI or in furtherance of the transactions contemplated by this Agreement as ILA Cayman or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before May 20, 2020 by notice of one party to the others.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 8.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to ILA BVI or the BVI Shareholders, to:

Intelligent Living Application Group Limited

Address: Unit 02, 5/F, Block A, Profit Industrial Building, 1-15 Kwai Fung Crescent, Kwai Chung, N.T., Hong Kong

Attention: Lau Yu Bong

If to ILA Cayman, to:

Intelligent Living Application Group Inc.

Address: Unit 02, 5/F, Block A, Profit Industrial Building, 1-15 Kwai Fung Crescent, Kwai Chung, N.T., Hong Kong

Attention: Lau Yu Bong

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 8.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the Cayman Islands, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.5.

Section 8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Cayman Islands without giving effect to the choice of law provisions thereof.

Section 8.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 8.14 Relationships Between ILA BVI and ILA Cayman. The parties of this Agreement understand the BVI Shareholders are the major shareholders of ILA Cayman. Prior to the date of this Agreement, BVI Shareholders collectively own 72% of the total outstanding shares of ILA Cayman.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Intelligent Living Application Group Inc.

By:
Name: Lau Yu Bong
Title: Chief Executive Officer

Intelligent Living Application Group Limited

By:
Name: Lau Yu Bong
Title: Chief Executive Officer

BVI STOCKHOLDERS

Name: Po Wang Hui

Name: Yu Bong Lau

Name: Yu Bun Lau

Name: Shun Hong Hui

EXHIBIT A

BVI SHAREHOLDERS

Name	BVI Shares
Po Wang Hui	637,500
Yu Bong Lau	637,500
Yu Bun Lau	637,500
Shun Hong Hui	637,500

Exhibit B

Designees oF BVI SHAREHOLDERS AND NUMBER OF CAYMAN SHARES TO BE ISSUED

Name	Cayman Shares to be Issued Under This Agreement	Number of ILA Cayman shares owned before this Agreement	Post-Closing ILA Cayman Shares Percentage
Po Wang Hui	2,338,200	1,800	18%
Yu Bong Lau	2,338,200	1,800	18%
Yu Bun Lau	2,338,200	1,800	18%
Shun Hong Hui	2,338,200	1,800	18%
Ho Paul Yun Man	584,550	450	4.5%
Choi Chin Yu	584,550	450	4.5%
Mok Shing Hoi Jacky	584,550	450	4.5%
Yip Chung Yin	584,550	450	4.5%
Lee Kam Wah	519,600	400	4%
Wong Mang Hon	389,700	300	3%
Chau Fung	389,700	300	3%